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Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-59959, 333-73015) pertaining to the 1998 Equity Incentive Plan, 1998 Employee Stock Purchase Plan and 1998 Non-Employee Directors Option Plan of Actuate Software Corporation of our report dated January 11, 1999, with respect to the financial statements of Actuate Software Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998

                                          /s/ Ernst & Young LLP
                                          -------------------------------------
                                          Ernst & Young LLP

Palo Alto, California
March 11, 1999